Exhibit 10.2

MMA Capital Management and TSSP Announce Formation of Solar Lending Joint Venture

BALTIMORE, Nov. 9, 2016 /PRNewswire/ -- MMA Capital Management, LLC (NASDAQ: MMAC) ("MMA Capital" or "the Company") today announced that the Company has entered into an agreement with an affiliate of TSSP, a leading special situations investment platform, to form a solar lending joint venture. The joint venture will operate under the name Renewable Energy Lending, LLC ("REL") and will provide financing for the construction and ongoing operations of solar power projects located throughout North America. MMA Energy Capital, LLC ("MEC"), a wholly-owned subsidiary of MMA Capital, will provide loan origination and administrative services to REL. Kimberlite Advisors, LLC served as financial advisor in the formation of Renewable Energy Lending, LLC.

Michael Falcone, MMA Capital Management's Chief Executive Officer stated, "We are pleased to announce another step in the growth of our overall energy capital platform. With this opportunity we are adding a world class capital partner to our renewable energy capital business. When combined with our ongoing relationship with Fundamental Advisors, we think this new venture will allow us to grow our origination platform across multiple product types within the solar lending space and allow us to deploy capital at attractive rates of returns."

"We are excited to enter into this partnership that will increase the capital we have available to provide construction and permanent financing for this very active marketplace. Our deep pipeline of opportunities continues to grow and the opportunity to partner with additional institutional capital will enable us to meet the anticipated growth of our business. There were over 2 gigawatts of solar installed in the 2nd quarter this year in the United States, a 43% year over year increase, and we are well positioned to serve this growing industry. We are extremely pleased to have TSSP as a partner in this endeavor," Bob Hopper, Managing Director of MMA Energy Capital stated.

Additional information on the transaction can be found in the Company's Current Report on Form 8-K filed today. The Company will also discuss this transaction as part of its quarterly conference call. Details of the call are provided below.

Conference Call Information

The Company plans to host a conference call on Thursday, November 10, 2016 at 8:30 a.m. ET to provide a business update and review financial results for the three months ended September 30, 2016. The conference call with investors will be webcast. All interested parties are welcome to join the live webcast, which can be accessed through the Company's web site at www.mmacapitalmanagement.com, under Investor Relations. Participants may also join the conference call by dialing toll free 1-888-346-6987 or 1-412-902-4268 for international participants and 1-866-605-3851 for Canadian participants.

For purposes of the conference call, the Company will reference select tables from Item 2 of the Third Quarter 2016 Report (Management's Discussion & Analysis) to be filed on Form 10-Q on November 9, 2016.

An archived replay of the event will be available one hour after the event through November 17, 2016, toll free at 1-877-344-7529, or 1-412-317-0088 for international participants and 1-855-669-9658 for Canadian participants (Passcode: 10095567).

About MMA Capital Management

MMA Capital Management partners with institutional capital to create and manage investments in affordable housing and renewable energy. We invest for our own account and co-invest with our institutional capital partners. We derive revenue from returns on our investments as well as asset management, performance and other fees from the investments as well as funds and ventures we manage.

About TSSP

TSSP is the global credit and special situations platform of TPG. Co-founded in 2009 by Chief Investment Officer Alan Waxman, TSSP has approximately $19 billion in assets under management. TSSP has a long-term oriented, highly flexible capital base that allows it to invest across industries, geographies, capital structures and asset classes, in distressed assets but also healthy and growth companies. TSSP's investments are typically complex to source, analyze and execute. For more information, please visit www.tpg.com/platforms/tssp.

About Fundamental Advisors

Fundamental Advisors is a leading alternative asset manager dedicated to the municipal markets. Founded in 2007 as a private equity firm focused on revitalizing distressed assets, Fundamental invests in a range of vehicles that capitalize on the growing opportunity set in the municipal market.

About Kimberlite

Kimberlite Advisors, LLC is an investment banking firm focused on real estate and financial services companies, both private and public. Kimberlite provides senior level advice and capital markets expertise to its clients. Founded in 2013 and owned by its partners, Kimberlite is a member FINRA.

MMA CAPITAL MANAGEMENT: INTEGRITY. INNOVATION. SERVICE.

www.mmacapitalmanagement.com

CONTACT: Brooks Martin, Investor Relations, (855) 650-6932